As filed with the Securities and Exchange Commission on February 13, 2026

Registration No. 333-290594

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT NO. 333-290594

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

IDT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	22-3415036
(State of Incorporation)	(I.R.S. Employer Identification No.)

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

(Address of Principal Executive Offices)

IDT Corporation 2024 Equity Incentive Plan, As Amended and Restated

(Full Title of the Plan)

Shmuel Jonas

Chief Executive Officer

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

(Name, Address and Telephone Number of Agent for Service)

Copies to:

Joyce J. Mason, Esq.

General Counsel

IDT Corporation

520 Broad Street

Newark, New Jersey 07102

(973) 438-1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 (this “Amendment”) to the Registration Statement on Form S-8 of IDT Corporation (File No. 333-290594) (the “Registration Statement”) is being filed as an exhibit-only filing to file the updated opinion of Joyce Mason, Esq. and consent for Joyce Mason, Esq. (included in the opinion in Exhibit 5.1), filed herewith as Exhibit 5.1. Accordingly, this Amendment consists only of the facing page, this explanatory note, the signature pages to this Amendment, the opinion filed herewith as Exhibit 5.1 and the consent filed herewith as Exhibit 23.1. The prospectus and the balance of Part II of the Registration Statement are unchanged and have been omitted. No additional securities are being registered by this Amendment.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Amendment No. 1 to registration statement and has duly caused this Amendment No. 1 to registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Newark, State of New Jersey, on February 13, 2026.

IDT CORPORATION

By:	/s/ Shmuel Jonas
Shmuel Jonas
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment No. 1 to registration statement has been signed by the following persons in the capacities indicated and on the date indicated.

Signature	Titles	Date

/s/ Shmuel Jonas	Chief Executive Officer (Principal Executive Officer)	February 13, 2026
Shmuel Jonas

*	Chairman of the Board and Chairman	February 13, 2026
Howard S. Jonas

/s/ Marcelo Fischer	Chief Financial Officer (Principal Financial Officer)	February 13, 2026
Marcelo Fischer

*	Chief Accounting Officer and Controller	February 13, 2026
Mitch Silberman	(Principal Accounting Officer)

*	Director	February 13, 2026
Elaine Yatzkan

*	Director	February 13, 2026
Eric F. Cosentino

*	Director	February 13, 2026
Irwin Katsof

*	Director	February 13, 2026
Judah Schorr

* By:	/s/ Marcelo Fischer
Marcelo Fischer Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Description

4.1**	IDT Corporation 2024 Equity Incentive Plan, as Amended and Restated

5.1*	Legal Opinion of Joyce J. Mason, Esq.

23.1*	Consent of Joyce J. Mason, Esq. (included in Exhibit 5.1 hereto).

23.2**	Consent of Grant Thornton LLP, Independent Registered Public Accounting Firm.

24.1**	Power of Attorney (included in the Signature Pages to this Registration Statement).

107**	Filing Fee Table.

*	Filed herewith
**	Previously Filed